Exhibit 10.6

November 14, 2012
Legacy Reserves LP
303 West Wall Street, Suite 1400
Midland, Texas 79701
Attention: James Daniel Westcott,
EVP and Chief Financial Officer

Re:
Limited Waivers pursuant to Sections 2.07(f), 5.02, 9.04(b) and 9.18(b) of the Second Amended and Restated Credit Agreement, dated as of March 10, 2011, among Legacy Reserves LP (the “Borrower”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto (the “Lenders”, and such agreement, as heretofore amended, restated, modified or supplemented, the “Credit Agreement”)

Mr. Westcott:
This letter relates to the Credit Agreement. Each capitalized term not defined herein shall have the meaning assigned such term in the Credit Agreement. All references to sections in this letter shall refer to sections of the Credit Agreement unless otherwise indicated.
The Borrower has informed the Administrative Agent and the Lenders of the following:

(a)    The Borrower has entered into an agreement to purchase certain assets from Concho Resources, Inc. for $520,000,000 (the “Acquisition”), subject to customary adjustments.

(b)    The Borrower has commenced an underwritten public offering for the issuance of 8,700,000 units (the “Equity Issuance”), which is expected to close on or about November 15, 2012, with the net proceeds thereof ultimately to be used to fund a portion of the Acquisition; however, given that the Equity Issuance will occur in advance of the closing of the Acquisition, the Borrower intends to apply the net proceeds thereof to the prepayment of Borrowings (the “Prepayment”, and the date on which such Prepayment is made, the “Prepayment Date”). The Prepayment will cause the aggregate notional amount of Swap Agreements entered into by the Borrower in respect of interest rates to exceed 100% of the outstanding principal amount of the Borrower's Debt for borrowed money which bears interest at a floating rate, in violation of Section 9.18(b) (the “Interest Rate Hedging Covenant”). However, the Borrower intends to fund a portion of the Acquisition with proceeds of Loans, whereupon the Borrower expects to be in compliance with the Interest Rate Hedging Covenant.

(c)    The Borrower intends to issue Senior Notes in reliance upon Section 9.02(f) in an aggregate principal amount of up to $300,000,000 (the “Senior Notes Issuance”), with the net proceeds thereof to be placed in escrow (the “Escrow Proceeds”) pending the closing of the Acquisition; however, in the event that the Acquisition does not close on or prior to January 31, 2013, the Escrow Proceeds shall be released from escrow to mandatorily redeem in full the outstanding Senior Notes, together with accrued and unpaid interest thereon. Section 2.07(f) provides that upon the issuance of the Senior Notes, the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 and the stated principal amount of such Senior Notes (without regard to any initial issue discount).

Based on the foregoing, the Borrower has requested that the Lenders waive, and the Lenders do hereby waive: (a) during the period from and including the Prepayment Date through and including the earlier of (i) January 31, 2013 and (ii) the date on which the Borrowing Base is redetermined in connection with the closing of the Acquisition, the Borrower's compliance with the Interest Rate Hedging Covenant; provided that during such period the Borrower shall not enter into any additional interest rate Swap Agreements (or increase the principal notional amount of any existing interest rate Swap Agreements); (b) the requirement pursuant to Section 5.02 that the Borrower pay breakage costs, if any, in connection with the Prepayment; (c) during the period from and including the date hereof through and including the earlier of (i) January 31, 2013 and (ii) the date on which the Borrowing Base is redetermined in connection with the closing of the Acquisition, the requirement that the Borrowing Base be reduced pursuant to Section 2.07(f) upon the Senior Notes Issuance; and (d) in the event that the Acquisition does not close on or prior to January 31, 2013, the restrictions contained in Section 9.04(b) so as to permit the Borrower to mandatorily redeem in full the outstanding Senior Notes, together with accrued and unpaid interest thereon, with the Escrow Proceeds.

The Borrower hereby expressly (a) acknowledges the terms of this letter, (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly modified hereby, notwithstanding the waivers contained herein and (c) represents and warrants to the Lenders that as of the date hereof: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Except as expressly waived herein, all covenants, obligations and agreements of the Borrower contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the foregoing waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Granting the waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.
This letter (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.
This letter may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this letter by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

This letter shall not become effective until the Administrative Agent receives counterparts of this letter executed by the Borrower and all of the Lenders.
This letter, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements among the parties.
[Signatures begin on next page.]

If the foregoing correctly states your understanding with respect to the matters stated in this letter, please acknowledge by signing in the space provided below.
Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Greg Smothers
Greg Smothers
Director

SIGNATURE PAGE
WAIVER LETTER

Accepted and Agreed to as of
the date first written above by:

BORROWER:	LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC
its general partner

	By:	/s/ James Daniel Westcott
James Daniel Westcott
EVP and Chief Financial Officer

LENDERS:	COMPASS BANK

	By:	/s/ James Neblett
James Neblett
Vice President

BANK OF AMERICA, N.A.

	By:	/s/ Jeffrey H. Rathkamp
Jeffrey H. Rathkamp
Managing Director

THE BANK OF NOVA SCOTIA

	By:	/s/ John Frazell
John Frazell
Director

ROYAL BANK OF CANADA

	By:	/s/ Don J. McKinnerney
Don J. McKinnerney
Authorized Signatory

SIGNATURE PAGE
WAIVER LETTER

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Justin M. Alexander
Justin M. Alexander
Senior Vice President

KEYBANK, N.A.

By:	/s/ Craig Hanselman
Craig Hanselman
Vice President

WEST TEXAS NATIONAL BANK

By:	/s/ Chris L. Whigham
Chris L. Whigham
Senior Vice President

SOCIETE GENERALE

By:	/s/ David M. Bornstein
David M. Bornstein
Director

UNION BANK, N.A.

By:	/s/ Lara Sorokolit
Lara Sorokolit
Assistant Vice President

SIGNATURE PAGE
WAIVER LETTER

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Tom Byargeon
Tom Byargeon
Managing Director

By:	/s/ Sharada Manne
Sharada Manne
Managing Director

UBS AG, STAMFORD BRANCH

By:	/s/ Irja R. Otsa
Irja R. Otsa
Associate Director, Banking Products Services, U.S.

By:	/s/ David Urban
David Urban
Associate Director, Banking Products Services, U.S.

BMO HARRIS FINANCING, INC.

By:	/s/ Joseph A. Bliss
Joseph A. Bliss
Managing Director

CITIBANK, N.A.

By:	/s/ Eamon Baqui
Eamon Baqui
Vice President

SIGNATURE PAGE
WAIVER LETTER